EXHIBIT 99.1

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of

Champion Enterprises, Inc.

      In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of shareholders’ equity and of cash flows present fairly, in all material respects, the financial position of Champion Enterprises, Inc, and its subsidiaries at December 29, 2001 and December 30, 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 29, 2001, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan

February 8, 2002

CHAMPION ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended

	December 29,	December 30,	January 1,
	2001	2000	2000

	(In thousands, except per share amounts)
Net sales	$1,548,225	$1,921,734	$2,564,638
Cost of sales	1,283,216	1,619,903	2,138,368
Cost of sales — loss from independent retailer bankruptcy	—	—	26,500

Gross margin	265,009	301,831	399,770
Selling, general and administrative expenses	283,673	305,286	292,188
Goodwill impairment charges	—	189,700	—

Operating income (loss)	(18,664)	(193,155)	107,582
Interest income	2,721	2,647	2,830
Interest expense	(25,345)	(29,824)	(28,370)

Income (loss) before income taxes	(41,288)	(220,332)	82,042
Income tax expense (benefits)	(13,400)	(73,000)	32,000

Net income (loss)	$(27,888)	$(147,332)	$50,042

Basic earnings (loss) per share	$(0.59)	$(3.12)	$1.04

Diluted earnings (loss) per share	$(0.59)	$(3.12)	$1.02

See accompanying Notes to Consolidated Financial Statements.

CHAMPION ENTERPRISES, INC.

CONSOLIDATED BALANCE SHEETS

	December 29,	December 30,
	2001	2000

	(In thousands, except par value)
Assets
Current assets
Cash and cash equivalents	$69,456	$50,143
Accounts receivable, trade	27,507	31,132
Inventories	172,276	217,765
Deferred taxes and other current assets	76,385	77,493

Total current assets	345,624	376,533

Property, plant and equipment
Land and improvements	38,940	38,191
Buildings and improvements	169,162	180,860
Machinery and equipment	99,639	101,822

	307,741	320,873
Less-accumulated depreciation	130,311	113,596

	177,430	207,277

Goodwill	317,224	320,656
Less-accumulated amortization	58,257	46,686

	258,967	273,970

Deferred taxes and other assets	76,131	84,276

	$858,152	$942,056

Liabilities and Shareholders’ Equity
Current liabilities
Floor plan payable	$70,919	$114,198
Accounts payable	47,559	43,103
Accrued warranty obligations	42,540	49,304
Accrued volume rebates	39,426	45,552
Accrued compensation and payroll taxes	22,639	19,034
Accrued insurance	19,089	18,250
Other current liabilities	50,342	53,412

Total current liabilities	292,514	342,853

Long-term liabilities
Long-term debt	224,926	225,634
Deferred portion of purchase price	18,000	39,157
Other long-term liabilities	30,678	37,603

	273,604	302,394

Contingent liabilities (Note 10)
Redeemable convertible preferred stock, no par value, 5,000 shares authorized, 20 issued	20,000	—
Shareholders’ equity
Common stock, $1 par value, 120,000 authorized, 2001 — 48,320 issued and outstanding; 2000 — 47,357 issued and outstanding	48,320	47,357
Capital in excess of par value	36,423	33,116
Retained earnings	189,262	217,650
Accumulated other comprehensive income (loss)	(1,971)	(1,314)

Total shareholders’ equity	272,034	296,809

	$858,152	$942,056

See accompanying Notes to Consolidated Financial Statements.

CHAMPION ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended

	December 29,	December 30,	January 1,
	2001	2000	2000

	(In thousands)
Cash flows from operating activities
Net income (loss)	$(27,888)	$(147,332)	$50,042

Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	36,043	40,306	37,890
Goodwill impairment charges	—	189,700	—
Other asset impairment charges	7,700	10,500	—
Loan losses	3,700	—	—
Deferred income taxes	(3,500)	(43,700)	(9,900)
Increase/decrease, net of acquisitions
Accounts receivable	(75)	35,504	(1,039)
Inventories	44,204	82,428	18,386
Accounts payable	4,456	943	(8,203)
Accrued liabilities	(9,644)	(22,003)	(1,804)
Independent retailer bankruptcy	—	(12,177)	27,763
Other, net	12,038	(19,457)	(13,199)

Total adjustments	94,922	262,044	49,894

Net cash provided by operating activities	67,034	114,712	99,936

Cash flows from investing activities
Acquisitions	(16,633)	(10,165)	(79,131)
Additions to property, plant and equipment	(6,972)	(15,035)	(50,390)
Investments in and advances to unconsolidated subsidiaries	(3,226)	(659)	(10,776)
Proceeds from the disposal of property, plant and equipment	2,341	3,745	996

Net cash used for investing activities	(24,490)	(22,114)	(139,301)

Cash flows from financing activities
Decrease in floor plan payable, net	(43,279)	(56,355)	(44,953)
Increase (decrease) in other long-term debt	(652)	1,584	12,240
Preferred stock issued, net	18,464	—	—
Common stock issued, net	1,282	332	4,433
Tax benefit of stock options exercised	954	—	1,000
Common stock repurchased	—	(863)	(22,520)
Proceeds from senior notes	—	—	197,300
Decrease in long-term bank debt, net	—	—	(118,000)
Deferred financing costs	—	—	(1,116)

Net cash provided by (used for) financing activities	(23,231)	(55,302)	28,384

Net increase (decrease) in cash and cash equivalents	19,313	37,296	(10,981)
Cash and cash equivalents at beginning of period	50,143	12,847	23,828

Cash and cash equivalents at end of period	$69,456	$50,143	$12,847

Additional cash flow information
Cash paid for interest	$26,253	$30,151	$27,617
Cash paid for income taxes	$2,416	$4,977	$49,692

Cash flows from acquisitions
Guaranteed purchase price	$—	$165	$71,600
Less: Cash acquired	—	—	(18,999)
Plus: Payment of deferred and contingent portions of purchase price	16,633	10,000	26,079
Plus: Acquisition costs	—	—	451

	$16,633	$10,165	$79,131

See accompanying Notes to Consolidated Financial Statements.

CHAMPION ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

					Accumulated
	Common stock		Capital in		other		Total
			excess of	Retained	comprehensive		comprehensive
	Shares	Amount	par value	earnings	income (loss)	Total	income (loss)

	(In thousands)
Balance January 2, 1999	48,270	$48,270	$43,649	$314,940	$(1,613)	$405,246
Net income	—	—	—	50,042	—	50,042	$50,042
Stock option and benefit plans	814	814	9,251	—	—	10,065
Common stock repurchases	(1,780)	(1,780)	(20,740)	—	—	(22,520)
Tax benefit of stock options	—	—	1,000	—	—	1,000
Foreign currency translation adjustments	—	—	—	—	429	429	429

Balance January 1, 2000	47,304	47,304	33,160	364,982	(1,184)	444,262	$50,471

Net loss	—	—	—	(147,332)	—	(147,332)	$(147,332)
Stock option and benefit plans	170	170	702	—	—	872
Common stock repurchases	(117)	(117)	(746)	—	—	(863)
Foreign currency translation adjustments	—	—	—	—	(130)	(130)	(130)

Balance December 30, 2000	47,357	47,357	33,116	217,650	(1,314)	296,809	$(147,462)

Net loss	—	—	—	(27,888)	—	(27,888)	$(27,888)
Preferred stock dividends declared	49	49	451	(500)	—	—
Stock option and benefit plans	519	519	1,246	—	—	1,765
Tax benefit of stock options	—	—	954	—	—	954
Preferred stock issuance costs	—	—	(1,536)	—	—	(1,536)
Issuance for acquisition deferred purchase price payments	395	395	2,192	—	—	2,587
Foreign currency translation adjustments	—	—	—	—	(657)	(657)	(657)

Balance December 29, 2001	48,320	$48,320	$36,423	$189,262	$(1,971)	$272,034	$(28,545)

See accompanying Notes to Consolidated Financial Statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — Summary of Significant Accounting Policies

     Principles of Consolidation

      The Consolidated Financial Statements include the accounts of Champion Enterprises, Inc. and its wholly-owned subsidiaries (the Company). All significant intercompany transactions have been eliminated. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Business

      The Company is the industry’s leading producer of manufactured housing with operations and markets located throughout the U.S. and in western Canada. The Company is also a leading retailer of manufactured housing with sales centers in 27 states.

     Revenue Recognition

      For wholesale shipments to independent retailers, sales revenue is recognized when wholesale floor plan financing or retailer credit approval has been received, the home is shipped and title is transferred. For wholesale shipments to independent retailers, the Company has no obligation to install or set up the home upon retail sale to the consumer-homebuyer. As is customary in the manufactured housing industry, the majority of the Company’s wholesale shipments to independent retailers are financed by the retailers under floor plan agreements with financing companies (lenders). In connection with these floor plan agreements, the Company generally has separate agreements with the lenders that require the Company, for a period of either 12 or 15 months from invoice date of the sale of the homes, upon default by the retailer and repossession of the homes by the lender, to purchase the related floor plan loans or repurchase the homes from the lender. The repurchase price is equal to the unpaid balance of the floor plan loans, plus certain administrative costs incurred by the lender to repossess the homes, less any damage to the homes or any missing parts or accessories. Estimated losses for repurchase obligations are accrued for currently. See Note 10.

      Wholesale shipments to independent retailers that are subject to repurchase agreements are not consignment sales or financings because the Company does not provide financing for sales to independent retailers; retailers do not have the right to return homes purchased from the Company; retailers are responsible to the floor plan lenders for interest costs; and, the Company does not refund a portion of the original net selling price representative of interest cost on the retailers’ floor plan obligations.

      For retail sales to consumers from Company-owned retail sales centers, sales revenue is recognized when the home has been delivered, set-up and accepted by the consumer, title has been transferred and either funds have been released by the finance company (financed sales transactions) or cash has been received from the homebuyer (cash sales transactions).

     Cash and Cash Equivalents

      Cash and cash equivalents include investments which have original maturities less than 90 days at the time of their purchase. These investments are carried at cost which approximates market value because of their short maturities.

     Inventories

      Inventories are stated at the lower of cost or market, with cost determined under the first-in, first-out method for manufacturing operations and the specific identification method for retail operations.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     Year End

      The Company’s fiscal year ends on the Saturday nearest December 31.

     Property, Plant and Equipment

      Property, plant and equipment (PP&E) are stated at cost. Depreciation is provided principally on the straight-line method over the following estimated useful lives: land improvements — 3 to 15 years; buildings and improvements — 8 to 33 years; and machinery and equipment — 3 to 15 years. Depreciation expense was $24.4 million, $26.6 million and $24.2 million in 2001, 2000 and 1999, respectively. The recoverability of PP&E is evaluated whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable, primarily based on estimated selling price, appraised value or projected undiscounted cash flows. In 2001 and 2000 the Company recorded PP&E impairment charges of $7.7 million and $10.5 million, respectively, relating to closed retail sales centers and idle manufacturing facilities. Impairment charges are included in selling, general and administrative expenses. At December 29, 2001 the net book value of the Company’s idle manufacturing facilities totaled $15 million.

     Goodwill

      Goodwill represents the excess of cost over the fair value of net assets of businesses acquired and is amortized on the straight-line method over the expected periods to be benefited, which through 2000, was generally 40 years. Commencing in 2001, remaining goodwill from retail acquisitions is amortized over 20 years. Amortization expense was $11.6 million, $13.7 million, and $13.6 million in 2001, 2000 and 1999, respectively. The recoverability of goodwill is evaluated whenever events or changes in circumstances indicate that the carrying amount of goodwill may not be recoverable, primarily based on each business’ projected undiscounted cash flows. In 2000 the Company recorded goodwill impairment charges of $189.7 million. See Note 14.

Unconsolidated Subsidiaries

      The Company uses the equity method to account for its minority interests in certain manufactured housing community development companies. The Company’s net investment in these unconsolidated subsidiaries totaled $10.6 million and $6.2 million at December 29, 2001 and December 30, 2000, respectively. Equity method pretax losses from these companies totaled $1.9 million in 2001, $2.0 million in 2000 and $1.1 million in 1999 and were recorded in general and administrative expenses.

Warranty Obligations

      The Company’s manufacturing operations provide the retail homebuyer with a twelve-month warranty from the date of retail purchase. Estimated warranty costs are accrued as cost of sales at the time of sale.

Other Long-Term Liabilities

      Other long-term liabilities consist of the non-current portion of self-insurance and warranty reserves, compensation programs and other reserves.

Income Taxes

      Deferred tax assets and liabilities are determined based on the differences between the financial statement amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

Stock Based Compensation Programs

      The Company accounts for its stock based employee compensation programs under Accounting Principles Board (APB) Opinion No. 25. The additional disclosures and pro forma information required by SFAS No. 123 are included in Note 11.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Advertising Costs and Delivery Costs

      Advertising costs are expensed as incurred and are included in selling, general and administrative expenses. Total advertising expense was approximately $18 million, $24 million and $15 million in 2001, 2000 and 1999, respectively. Delivery costs are included in cost of sales.

New Accounting Pronouncements

      In July 2001 the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets,” which requires that goodwill and other intangible assets with indefinite lives not be amortized but instead will be tested annually for impairment based on a reporting unit’s fair value versus its carrying value. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. The adoption of this pronouncement by the Company in January 2002 eliminated goodwill amortization expense commencing the first quarter of 2002. Goodwill amortization expense totaled $11.6 million pretax and $8.8 million after tax in 2001. We have completed the transitional impairment test of goodwill required by SFAS No. 142, and will not be recognizing any impairment charges upon adoption of SFAS No. 142.

      In June 2001 the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” SFAS No. 143 requires the recognition of the fair value of an asset retirement obligation in the period in which the obligation is incurred. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The early adoption of SFAS No. 143 in January 2002 did not have a material effect on the Company’s financial statements.

      In August 2001 the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 broadens the definition of discontinued operations to include any component of an entity which comprises operations and cash flows that can be clearly distinguished from the rest of the entity. SFAS No. 144 also addresses recording impairment charges and depreciation for long-lived assets to be disposed. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. The adoption of SFAS No. 144 in January 2002 did not have a material effect on the Company’s financial statements.

NOTE 2 — Inventories

      A summary of inventories by component at December 29, 2001 and December 30, 2000 follows:

	2001	2000

	(In thousands)
New and pre-owned manufactured homes	$107,877	$143,892
Raw materials and work-in-process	40,337	44,980
Other inventory	24,062	28,893

	$172,276	$217,765

NOTE 3 — Business Combinations

      In 1999 the Company acquired two manufactured housing retail organizations, one manufactured housing company with six homebuilding facilities and one manufactured housing communities developer. The acquisitions were recorded using the purchase method. The purchase price for these acquisitions consisted of guaranteed purchase price of $70 million and contingent purchase price of up to $66.5 million, based upon the future performance of the acquired businesses, potentially payable through 2003. Recognition of additional purchase price related to contingent amounts results in the recording of a corresponding amount of goodwill. During 2000 and 1999 contingent purchase price of $6 million and $23 million, respectively, was recorded related to the Company’s 1998 and 1999 retail and manufacturing acquisitions. During 2001, 2000 and 1999

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the Company made net cash payments of $17 million, $10 million and $79 million, respectively, and in 2001 issued common stock valued at $3 million, for these acquisitions.

      The results of operations of acquisitions are included with those of the Company from the respective acquisition dates. Pro forma results of operations are not presented for the year ended January 1, 2000 because the significant acquisitions occurred in January 1999, and their full year results of operations are included in the Company’s actual results. The preacquisition results of operations for other 1999 acquisitions are immaterial.

NOTE 4 — Earnings per Share

      The numerators used in the Company’s basic earnings per share (EPS) calculations is net income (loss) as reported in the financial statements less the effect of preferred stock dividends. The numerator for diluted EPS calculations is the numerator of basic EPS adjusted by adding back the preferred stock dividend. In loss years the dividend is not added back because the effect would be antidilutive. The denominators used in the Company’s EPS calculations are as follows: weighted average shares outstanding are used in calculating basic EPS; and weighted average shares outstanding plus the effect of dilutive securities are used in calculating diluted EPS. The Company’s dilutive securities consist of its outstanding stock options and its convertible preferred stock. Dilutive securities were not considered in determining the denominator for diluted EPS in 2001 and 2000 because the effect on the net loss would be antidilutive. The amount of potentially dilutive securities that were excluded from the determination of diluted EPS was 3 million shares in 2001 and 76,000 shares in 2000. A reconciliation of the numerators and denominators follows:

	2001	2000	1999

	(In thousands)
Numerator:
Net income (loss)	$(27,888)	$(147,332)	$50,042
Less: preferred stock dividend	500	—	—

Income (loss) available to common shareholders	$(28,388)	$(147,332)	$50,042

Denominator:
Weighted average shares outstanding	47,887	47,252	48,227
Effect of dilutive securities — options	—	—	662

Shares for diluted EPS	47,887	47,252	48,889

NOTE 5 — Debt

      Long-term debt at December 29, 2001 and December 30, 2000 consisted of $200 million of unsecured Senior Notes, $18 million of obligations under industrial revenue bonds and approximately $7 million of other debt. The $200 million of unsecured Senior Notes are due May 15, 2009, with interest payable semi-annually at an annual rate of 7.625%. The obligations under industrial revenue bonds are due in 2019 and 2029 with interest payable monthly at variable rates tied to short-term tax exempt rate indices, which averaged 3.2% during 2001.

      The Company has a revolving credit agreement, maturing in May 2003, with a group of banks for a $75 million secured line of credit. The agreement allows for letters of credit up to $35 million. Availability under the credit agreement is limited to a borrowing base calculated based on qualifying accounts receivable and inventories, as defined therein. During 2001 the borrowing base ranged from $37 million at the end of December up to $75 million at various times during the year. The borrowing base at the end of February 2002 was $50 million. At December 29, 2001, the Company had no cash borrowings and $35 million of letters of credit outstanding under the facility. Borrowings under the credit agreement bear interest at the bank’s prime rate plus 1%. The Company’s letter of credit fees are 3% annually of the amount outstanding and commitment

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

fees are 0.625% annually on the unused portion of the facility. The agreement contains covenants which, among other things, limit additional indebtedness and capital spending and require maintenance of minimum consolidated cash flows from operations and net worth, as defined. The amount of unrestricted retained earnings at December 29, 2001 was $32 million. Under the credit agreement, the Company has pledged as collateral certain of its current assets, including certain accounts receivable and inventories, other personal property and intangible assets, subject to negative pledge limitations in the Company’s Senior Notes.

      Floor plan liabilities are borrowings from various financial institutions secured principally by retail inventories of manufactured homes. Interest on these liabilities generally ranges from the prime rate to the prime rate plus 2.75%.

NOTE 6 — Redeemable Convertible Preferred Stock

      In July 2001 Champion issued $20 million of a newly designated class of convertible preferred stock. The proceeds from issuance totaled $18.5 million, net of issuance costs. The preferred stock has a seven-year term with a 5% annual dividend, which is payable quarterly in either cash or common stock, at Champion’s option, and was convertible into common stock at a conversion price of $15.93 per share during the first six months. In December 2001, in accordance with the agreement, the conversion price was adjusted to $13.854 per share. Following 24 months of issuance, the preferred stock is redeemable by the investor in either cash or common stock, at the Company’s option. At the investor’s option, an additional $12 million of preferred stock can be purchased through March 2003 on similar terms. On September 28, 2001 and December 31, 2001, Champion paid dividends on the preferred stock by issuing 27,000 and 22,000 shares of common stock, respectively.

NOTE 7 — Shareholders’ Equity

      The Company has 120 million shares of common stock authorized. In addition, there are 5 million authorized shares of preferred stock, without par value, the issuance of which is subject to approval by the Board of Directors. The Board has the authority to fix the number, rights, preferences and limitations of the shares of each series, subject to applicable laws and the provisions of the Articles of Incorporation. In July 2001 the Company issued 20,000 shares of convertible preferred stock. See Note 6.

      In June 2001 Champion restructured the payment terms of a deferred purchase price liability totaling $32 million that was originally scheduled for payment in cash in June 2002. In July 2001 $6 million of the obligation was paid in cash. The remaining $26 million is due quarterly, the first payment of which commenced October 2001, in installments of $2 million without interest, and is payable, at Champion’s option, in cash or common stock. In October 2001 and January 2002, Champion paid the quarterly installments by issuing 220,000 shares and 157,000 shares of Champion common stock, respectively. The terms do not require a payment in April 2002.

      In February 1999 the Board of Directors authorized a common stock repurchase program for up to 3.0 million shares. Pursuant to this authorization, the Company repurchased 117,000 shares of its common stock during 2000 for $0.9 million and 1.8 million shares during 1999 for $22.5 million. In June 2000 the program was suspended.

      The Board of Directors has reserved 750,000 preferred shares for issuance in connection with the 1996 Shareholders Rights Plan. Each outstanding share of the Company’s common stock is entitled to one Preferred Stock Purchase Right. Each Right entitles shareholders to buy one two-hundredth share of preferred stock for $140 and becomes exercisable only if a third party acquires or announces an intention to acquire 20% or more of the Company’s common stock. The Rights expire on February 5, 2006 unless redeemed or exercised.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 8 — Income Taxes

      Pretax income (loss) for the fiscal years ended December 29, 2001, December 30, 2000 and January 1, 2000 was taxed under the following jurisdictions:

	2001	2000	1999

	(In thousands)
Domestic	$(42,665)	$(219,664)	$79,090
Foreign	1,377	(668)	2,952

Total	$(41,288)	$(220,332)	$82,042

      The provisions for income taxes (benefits) were as follows:

	2001	2000	1999

	(In thousands)
Current
Federal	$(10,600)	$(24,000)	$36,000
Foreign	900	(100)	1,400
State	(200)	(5,200)	4,500

Total current	(9,900)	(29,300)	41,900

Deferred
Federal	(1,500)	(39,400)	(9,100)
Foreign	(100)	(100)	100
State	(1,900)	(4,200)	(900)

Total deferred	(3,500)	(43,700)	(9,900)

Total provision (benefits)	$(13,400)	$(73,000)	$32,000

      The provisions for income taxes (benefits) differ from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to pretax income (loss) as a result of the following differences:

	2001	2000	1999

	(Dollars in thousands)
Statutory U.S. tax rate	$(14,450)	$(77,100)	$28,700
Increase (decrease) in rate resulting from State taxes, net of federal benefit	(1,400)	(7,600)	2,900
Nondeductible goodwill amortization	1,500	1,600	1,000
Nondeductible goodwill impairment	—	9,900	—
Other	950	200	(600)

Total provision (benefits)	$(13,400)	$(73,000)	$32,000

Effective tax rate	32%	33%	39%

      Due to the current federal and state tax benefit in 2001, the Company is expecting refunds from federal and state authorities of approximately $21.7 million, as a result of NOL carrybacks. Refundable income taxes are reflected in other current assets. The Company has available state net operating loss carryforwards of approximately $88.5 million for tax purposes to offset future taxable income. The state net operating losses expire principally between 2015 and 2021.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Deferred tax assets and liabilities are comprised of the following as of December 29, 2001 and December 30, 2000:

	2001	2000

	(In thousands)
Assets
Warranty reserve	$18,900	$20,900
Insurance accruals	10,600	10,400
Goodwill	41,900	46,700
Employee compensation	7,500	6,000
Fixed asset impairments	5,000	4,100
Volume rebates	3,500	5,000
Other	13,900	4,500

Gross deferred tax assets	101,300	97,600

Liabilities
Depreciation	5,900	6,100
Canadian withholding	600	500
Safe harbor leases	—	400

Gross deferred tax liabilities	6,500	7,000

Net deferred tax assets	$94,800	$90,600

Net deferred tax assets
Current	$39,100	$30,600
Non-current	55,700	60,000

	$94,800	$90,600

      At December 29, 2001, the Company had gross deferred tax assets of $101 million. Based on an analysis of historical performance and forecasted future performance, we believe that our deferred tax assets will be realized. The Company has been profitable for eight of the last ten years, generating pretax earnings of $82 million, $157 million and $117 million in 1999, 1998 and 1997, respectively. A large portion of the pretax loss in 2000 was due to $190 million of goodwill impairment charges. The net operating loss carryforward period of 20 years allows for the gross deferred tax assets to be realized through cumulative taxable income of $261 million or an average of $13 million per year. Despite current industry conditions, we believe that a minimum expectation of $13 million in average annual taxable income over the next 20 years is reasonable.

NOTE 9 — Retirement Plans

      The Company and certain of its subsidiaries sponsor defined contribution retirement and savings plans covering most employees. Full time employees of participating companies are eligible to participate in a plan after completing one year of service. Participating employees may contribute from 1% to 17% of their compensation to the plans. The Company generally makes matching contributions of 50% of the first 6% of employees’ contributions. Company contributions vest when made. Amounts expensed under these plans were $3.6 million in 2001, $3.6 million in 2000 and $4.7 million in 1999.

NOTE 10 — Contingent Liabilities

      The majority of the Company’s manufacturing sales to independent retailers are made pursuant to repurchase agreements. The contingent obligations under these agreements are spread over many retailers and financial institutions, and are reduced by the resale value of the homes which may be repurchased. The

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

maximum repurchase obligation is calculated as the total amount that would be paid upon the default of all the Company’s independent retailers, without reduction for the resale value of the repurchased homes. The maximum potential repurchase obligation was approximately $300 million at December 29, 2001, compared to $430 million at December 30, 2000. Potential losses under repurchase obligations are determined by the difference between the repurchase price and the estimated net resale value of the homes. Repurchase losses incurred totaled $3.9 million in 2001, $6.0 million in 2000 and $2.9 million in 1999, excluding the losses from the bankruptcy discussed below. In 1999 Champion’s former largest independent retailer declared bankruptcy. In the bankruptcy proceedings the Company repurchased 1,850 homes for approximately $70 million which were financed through floor plan borrowings. Pretax charges of $33.6 million were recorded in the third quarter of 1999 for the estimated losses associated with the bankruptcy, consisting of $26.5 million to write down the repurchased homes to estimated net resale value (included in cost of sales) and $7.1 million to write off uncollectible receivables (included in selling, general and administrative expenses). In the second quarter of 2000, a loss of $5 million was recorded for an additional write down of the value of the remaining repurchased homes (in cost of sales). Substantially all the repurchased homes had been liquidated by the end of the third quarter of 2000.

      At December 29, 2001 the Company was contingently obligated for additional purchase price of up to $54 million related to its 1999 and 1998 acquisitions. Management currently believes that none of this contingent purchase price will require payment.

      Under the Company’s insurance programs, coverage is obtained for catastrophic exposures as well as those risks required to be insured by law. The Company retains a significant portion of risk of certain losses related primarily to medical benefits, workers’ compensation and general, product and auto liability and has established reserves for its retained portion of these risks.

      The Company is subject to various legal proceedings and claims which arise in the ordinary course of its business. Management believes the ultimate liability with respect to these actions will not have a material effect on the Company’s financial position or results of operations.

      At December 29, 2001 the Company was contingently obligated for approximately $46 million under surety bonds and $35 million under letters of credit, generally to support insurance, industrial revenue bond financing, and licensing and service bonding requirements. The $35 million of letters of credit and $21 million of the surety bonds support long-term debt and insurance reserves that are reflected as liabilities in the Company’s consolidated balance sheet.

      At December 29, 2001 certain of the Company’s subsidiaries are guarantors of $9.4 million of debt of unconsolidated subsidiaries.

NOTE 11 — Stock Option and Incentive Plans

      The Company has various stock option and incentive plans and agreements whereby stock options are made available to key employees, directors and others. Stock options may be granted below, at or above fair market value and generally expire six, seven or ten years from the grant date. Some options become exercisable immediately and others over a period of up to five years. Under the Company’s 1995 Stock Option and Incentive Plan, grants may be made of stock options, stock awards, stock appreciation rights and other stock based incentives. In addition to these plans, other nonqualified stock options and awards have been granted to executive officers and key employees and in connection with acquisitions.

      Amounts charged to expense in connection with the grants and awards under these plans and agreements totaled $0.7 million in 2001, $0.8 million in 2000 and $4.6 million in 1999. There were 3,103,000, 4,850,000 and 2,183,000 shares reserved for future grants and awards at December 29, 2001, December 30, 2000, and January 1, 2000, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table summarizes the changes in outstanding stock options during the last three years:

		Weighted average
	Number	exercise price
	of shares	per share

	(In thousands)
Outstanding at January 2, 1999	5,927	$15.95
Granted	1,956	16.07
Exercised	(652)	5.57
Canceled or forfeited	(359)	19.57

Outstanding at January 1, 2000	6,872	16.78
Granted	1,923	4.20
Exercised	(4)	2.78
Canceled or forfeited	(3,328)	20.47

Outstanding at December 30, 2000	5,463	10.12
Granted	3,804	5.87
Exercised	(825)	6.57
Canceled or forfeited	(706)	11.37

Outstanding at December 29, 2001	7,736	$8.29

      The following table summarizes information regarding stock options outstanding at December 29, 2001:

	Options outstanding			Options exercisable

		Weighted	Average		Average
Range of	Number	average	exercise price	Number	exercise price
exercise prices	of shares	life (years)	per share	of shares	per share

	(In thousands)			(In thousands)
$1.25-$5.00	3,060	6.2	$3.22	291	$3.03
$5.01-$10.00	2,069	4.8	7.21	1,312	7.79
$10.01-$15.00	1,485	5.2	10.77	286	13.08
$15.01-$28.50	1,122	6.3	20.87	705	20.60

	7,736	5.6	$8.29	2,594	$11.32

      As of December 30, 2000 exercisable shares totaled 2,852,000 with a weighted average exercise price of $10.44. As of January 1, 2000 exercisable shares totaled 1,919,000 with a weighted average exercise price of $12.53 per share.

      The number of shares issued through stock awards in 2001, 2000 and 1999 was 75,000, 24,800 and 91,119, respectively, with award date fair values per share of $3.06, $6.88, and $19.07, respectively.

      As permitted by SFAS Statement No. 123, the Company has elected to continue to account for its stock based plans under APB Opinion No. 25. If compensation costs for the Company’s stock based compensation plans had been determined based on the fair value at the grant dates consistent with the method of SFAS No. 123, pro forma net income (loss) and earnings (loss) per share would have been the amounts indicated below:

	2001	2000	1999

Net income (loss) (in millions)	$(30.5)	$(147.0)	$41.8
Basic and diluted EPS (loss)	$(0.64)	$(3.11)	$0.87

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      In determining the pro forma amounts in accordance with SFAS No. 123, the fair value of each stock option grant or award is estimated as of the grant date using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 2001, 2000 and 1999:

	2001	2000	1999

Risk free interest rate	4.5%	5.7%	5.9%
Expected life (years)	4.3	3.4	3.3
Expected volatility	38%	37%	37%
Expected dividend	—	—	—

      The weighted average per share fair value of stock options granted during 2001, 2000 and 1999 was $2.19, $1.52 and $6.97, respectively, for options granted at market value, and, $1.93 in 2000 and $11.17 in 1999 for options granted at less than market value. There were no options granted at less than market value in 2001. Total stock based compensation costs that would have been charged to income under SFAS No. 123 were $4.9 million, $0.2 million and $18.1 million in 2001, 2000 and 1999, respectively. SFAS No. 123 pro forma compensation costs for 2001 and 2000 were reduced by the reversal of prior year pro forma compensation costs totaling $0.9 million and $7.4 million, respectively, for forfeitures of unvested options during the year.

NOTE 12 — Segment Information

      The Company operates principally in two segments in the manufactured housing industry: (1) production and wholesale distribution and (2) retail selling. The accounting policies of the segments are the same as those described in Note 1, “Summary of Significant Accounting Policies”. Manufacturing segment sales to the retail segment and related manufacturing profits are included with the manufacturing segment. Retail segment results include retail profits from the sale of homes to consumers but do not include any manufacturing segment profits associated with the homes sold. Intercompany transactions between reportable operating segments are eliminated in consolidation. Each segment’s results include corporate office costs that are directly and exclusively incurred for the segment. General corporate expenses include the costs and equity method losses from development operations. Intercompany profit in inventory represents the change in manufacturing segment gross profit in Champion-produced inventory at Company-owned retailers. The Company has foreign operations consisting of two manufacturing facilities in western Canada. The total sales and total assets of these Canadian operations were less than 3% of the Company’s consolidated totals.

      The Company evaluates the performance of its segments and allocates resources to them primarily based on earnings before interest, taxes, goodwill amortization and general corporate expenses (EBITA), excluding goodwill impairment charges and losses associated with the 1999 independent retailer bankruptcy. The Company also evaluates the performance of its segments based on return on net capital employed (working capital plus net fixed assets).

      Expenditures during 2001 for long-lived assets were $4 million for the manufacturing segment and $2 million for the retail segment. In addition, corporate expenditures for long-lived assets totaled $1 million. These amounts compare to $7 million, $7 million and $1 million for the manufacturing, retail and corporate segments, respectively, in 2000, and $65 million, $43 million and $4 million, respectively, in 1999, including goodwill for each segment.

      Reconciliations of segment sales to consolidated sales, segment EBITA to consolidated operating income (loss) and segment depreciation expense to consolidated depreciation expense in 2001, 2000 and 1999, and

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

segment assets to consolidated assets as of December 29, 2001, December 30, 2000 and January 1, 2000, were as follows:

	2001	2000	1999

	(In thousands)
Net sales
Manufacturing	$1,296,315	$1,564,026	$2,068,627
Retail	452,910	606,708	787,011
Less: intercompany	(201,000)	(249,000)	(291,000)

Consolidated net sales	$1,548,225	$1,921,734	$2,564,638

Operating income (loss)
Manufacturing EBITA excluding losses from independent retailer bankruptcy	$54,131	$50,974	$132,110
Retail EBITA (loss)	(33,154)	(9,109)	51,372
General corporate expenses	(28,023)	(30,803)	(24,255)
Goodwill amortization	(11,618)	(13,717)	(13,645)
Intercompany profit in inventory	—	4,200	(4,400)
Goodwill impairment charges	—	(189,700)	—
Losses from independent retailer bankruptcy	—	(5,000)	(33,600)

Consolidated operating income (loss)	$(18,664)	$(193,155)	$107,582

Total assets
Manufacturing	$356,557	$392,404	$498,259
Retail	302,542	367,905	632,067
Corporate and developments	214,672	197,584	88,154
Intercompany elimination	(15,619)	(15,837)	(35,540)

Consolidated total assets	$858,152	$942,056	$1,182,940

Depreciation expense
Manufacturing	$17,510	$18,418	$18,066
Retail	5,952	7,181	5,381
Corporate and developments	963	990	798

Consolidated depreciation expense	$24,425	$26,589	$24,245

      For the twelve months ended December 29, 2001, manufacturing segment EBITA includes non-cash fixed asset impairment charges totaling $3.3 million, related to closed plants. For the same period, retail segment EBITA includes a charge of $3.7 million for losses on loans and transition costs for alternative financing sources, as well as non-cash asset impairment charges of $4.4 million for closed retail locations.

      Included in 2000 manufacturing segment EBITA are non-cash fixed asset impairment charges of $2.5 million related to plant closures and $6.9 million of property insurance gains. Included in 2000 retail segment EBITA are non-cash asset impairment charges of $4.0 million related to sales center closures. Included in 2000 general corporate expenses are $4.0 million of non-cash fixed asset impairment charges related to development operations, $1.5 million of which was recognized upon the sale of a majority interest in certain developments, and $2.5 million of which was recognized due to insufficient estimated future cash flows from a wholly-owned development.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      All cash balances and deferred tax assets are classified as corporate assets. Retail floor plan interest expense not charged to retail segment EBITA totaled $8.3 million, $13.2 million and $12.5 million in 2001, 2000 and 1999, respectively.

NOTE 13 — Leases

      Most of the Company’s retail sales locations, certain of its other facilities and certain manufacturing equipment are leased under terms that range from monthly to five years. Rent expense was $14.3 million in 2001, $16.3 million in 2000 and $11.5 million in 1999. Some of the real property leases have renewal options or escalation clauses.

      Future minimum lease payments under operating leases totaled $30.5 million at December 29, 2001, as follows: $9.7 million in 2002, $6.2 million in 2003, $3.9 million in 2004, $2.3 million in 2005, $1.5 million in 2006, and $6.9 million thereafter.

NOTE 14 — Goodwill Impairment Charges

      The Company evaluates the recoverability of long-lived assets not held for sale by measuring the carrying value of the assets against the estimated undiscounted future cash flows in accordance with SFAS No. 121. At the time such evaluations indicate that the undiscounted future cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their estimated fair values. Estimated fair values are determined using the present value of estimated future cash flows.

      Industry conditions in 2000, including excess number of retail locations and inventory levels, tightened consumer credit standards, a reduction in the number of consumer lenders, high consumer repossession levels, and higher interest rates for purchasers of manufactured housing, resulted in lower sales volumes and sales center closures for the Company’s acquired retail businesses. These conditions also resulted in operating losses for the Company’s retail operations. The culmination of these factors resulted in the Company performing an assessment of the recoverability of long-lived assets, including goodwill. As a result of this assessment, in the fourth quarter of 2000, the Company recorded non-cash pretax goodwill impairment charges of $189.7 million, consisting of $180.0 million for seven acquired retail companies and $9.7 million for two acquired manufacturing companies.

NOTE 15 — Subsidiaries’ Guaranty of Indebtedness

      Substantially all the Company’s subsidiaries are currently guarantors of the indebtedness under the $200 million Senior Notes. Separate financial statements for each guarantor subsidiary are not included in this filing because each guarantor subsidiary is wholly-owned and fully, unconditionally, jointly and severally liable for the Senior Notes. The following condensed consolidating financial information presents the financial position, results of operations and cash flows of (i) the Company, as parent, as if it accounted for its subsidiaries on the equity method; (ii) the guarantor subsidiaries, and (iii) the non-guarantor subsidiaries. There are no significant restrictions on the ability of the parent company or any guarantor subsidiary to obtain funds from its subsidiaries by dividend or loan.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CHAMPION ENTERPRISES, INC.

CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 29, 2001

		Guarantor	Non-guarantor	Consolidating
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Net sales	$—	$1,718,773	$30,452	$(201,000)	$1,548,225
Cost of sales	—	1,458,739	25,477	(201,000)	1,283,216

Gross margin	—	260,034	4,975	—	265,009
Selling, general and administrative expenses	—	275,295	8,378	—	283,673

Operating loss	—	(15,261)	(3,403)	—	(18,664)
Interest income	15,490	2,788	254	(15,811)	2,721
Interest expense	(15,490)	(25,162)	(504)	15,811	(25,345)

Loss before income taxes	—	(37,635)	(3,653)	—	(41,288)
Income tax benefit	—	(12,300)	(1,100)	—	(13,400)

Loss before equity in income (loss) of consolidated subsidiaries	—	(25,335)	(2,553)	—	(27,888)
Equity in income (loss) of consolidated subsidiaries	(27,888)	—	—	27,888	—

Net loss	$(27,888)	$(25,335)	$(2,553)	$27,888	$(27,888)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CHAMPION ENTERPRISES, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 29, 2001

		Guarantor	Non-guarantor	Consolidating
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Net cash provided by operating activities	$3,988	$60,006	$3,040	$—	$67,034

Cash flows from investing activities
Acquisitions	—	(16,633)	—	—	(16,633)
Additions to property, plant and equipment	—	(6,450)	(522)	—	(6,972)
Investments in and advances to unconsolidated subsidiaries	—	—	(3,226)	—	(3,226)
Investments in and advances to consolidated subsidiaries	(5,529)	5,480	49	—	—
Proceeds from the disposal of property, plant and equipment	—	2,341	—	—	2,341

Net cash used for investing activities	(5,529)	(15,262)	(3,699)	—	(24,490)

Cash flows from financing activities
Decrease in floor plan payable, net	—	(42,988)	(291)	—	(43,279)
Increase (decrease) in other long-term debt	—	(710)	58	—	(652)
Preferred stock issued, net	18,464	—	—	—	18,464
Common stock issued, net	1,282	—	—	—	1,282
Tax benefit of stock options exercised	954	—	—	—	954

Net cash provided by (used for) financing activities	20,700	(43,698)	(233)	—	(23,231)

Net increase (decrease) in cash and cash equivalents	19,159	1,046	(892)	—	19,313
Cash and cash equivalents at beginning of period	41,152	1,711	7,280	—	50,143

Cash and cash equivalents at end of period	$60,311	$2,757	$6,388	$—	$69,456

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CHAMPION ENTERPRISES, INC.

CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 29, 2001

		Guarantor	Non-guarantor	Consolidating
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Assets
Current assets
Cash and cash equivalents	$60,311	$2,757	$6,388	$—	$69,456
Accounts receivable, trade	—	38,903	1,204	(12,600)	27,507
Inventories	—	171,832	2,263	(1,819)	172,276
Deferred taxes and other current assets	479	74,601	2,505	(1,200)	76,385

Total current assets	60,790	288,093	12,360	(15,619)	345,624

Property, plant and equipment, net	—	174,426	3,004	—	177,430
Goodwill, net	—	257,444	1,523	—	258,967
Investment in consolidated subsidiaries	440,786	158,789	4,438	(604,013)	—
Deferred taxes and other assets	3,143	60,415	12,573	—	76,131

	$504,719	$939,167	$33,898	$(619,632)	$858,152

Liabilities and Shareholders’ Equity
Current liabilities
Floor plan payable	$—	$70,596	$323	$—	$70,919
Accounts payable	—	46,768	791	—	47,559
Accrued warranty obligations	—	41,843	697	—	42,540
Accrued volume rebates	—	38,883	1,043	(500)	39,426
Other current liabilities	2,280	89,573	917	(700)	92,070

Total current liabilities	2,280	287,663	3,771	(1,200)	292,514

Long-term liabilities
Long-term debt	200,000	21,935	2,991	—	224,926
Deferred portion of purchase price	—	18,000	—	—	18,000
Other long-term liabilities	—	30,581	97	—	30,678

	200,000	70,516	3,088	—	273,604

Intercompany balances	8,434	326,365	949	(335,748)	—
Redeemable convertible preferred stock, no par value, 5,000 shares authorized, 20 issued	20,000	—	—	—	20,000
Shareholders’ equity
Common stock	48,320	260	13	(273)	48,320
Capital in excess of par value	36,423	244,066	28,756	(272,822)	36,423
Retained earnings	189,262	10,297	(708)	(9,589)	189,262
Accumulated other comprehensive income	—	—	(1,971)	—	(1,971)

Total shareholders’ equity	274,005	254,623	26,090	(282,684)	272,034

	$504,719	$939,167	$33,898	$(619,632)	$858,152

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CHAMPION ENTERPRISES, INC.

CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 30, 2000

		Guarantor	Non-guarantor	Consolidating
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Net sales	$—	$2,144,943	$25,791	$(249,000)	$1,921,734
Cost of sales	—	1,850,104	22,999	(253,200)	1,619,903

Gross margin	—	294,839	2,792	4,200	301,831
Selling, general and administrative expenses	—	291,573	13,713	—	305,286
Goodwill impairment	—	189,700	—	—	189,700

Operating loss	—	(186,434)	(10,921)	4,200	(193,155)
Interest income	15,408	2,238	381	(15,380)	2,647
Interest expense	(15,408)	(29,404)	(392)	15,380	(29,824)

Loss before income taxes	—	(213,600)	(10,932)	4,200	(220,332)
Income tax benefit	—	(68,900)	(4,100)	—	(73,000)

Loss before equity in income (loss) of consolidated subsidiaries	—	(144,700)	(6,832)	4,200	(147,332)
Equity in income (loss) of consolidated subsidiaries	(151,532)	—	—	151,532	—

Net loss	$(151,532)	$(144,700)	$(6,832)	$155,732	$(147,332)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CHAMPION ENTERPRISES, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 30, 2000

		Guarantor	Non-guarantor	Consolidating
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Net cash provided by (used for) operating activities	$6,841	$117,872	$(10,001)	$—	$114,712

Cash flows from investing activities
Acquisitions	—	(10,165)	—	—	(10,165)
Additions to property, plant and equipment	—	(14,394)	(641)	—	(15,035)
Investments in and advances to unconsolidated subsidiaries	—	—	(659)	—	(659)
Investments in and advances to consolidated subsidiaries	24,121	(38,072)	13,951	—	—
Proceeds from the disposal of property, plant and equipment	—	3,745	—	—	3,745

Net cash provided by (used for) investing activities	24,121	(58,886)	12,651	—	(22,114)

Cash flows from financing activities
Decrease in floor plan payable, net	—	(55,296)	(1,059)	—	(56,355)
Increase (decrease) in other long-term debt	—	(1,316)	2,900	—	1,584
Common stock repurchased	(863)	—	—	—	(863)
Common stock issued, net	332	—	—	—	332

Net cash provided by (used for) financing activities	(531)	(56,612)	1,841	—	(55,302)

Net increase in cash and cash equivalents	30,431	2,374	4,491	—	37,296
Cash and cash equivalents at beginning of period	10,721	(663)	2,789	—	12,847

Cash and cash equivalents at end of period	$41,152	$1,711	$7,280	$—	$50,143

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CHAMPION ENTERPRISES, INC.

CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 30, 2000

		Guarantor	Non-guarantor	Consolidating
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Assets
Current assets
Cash and cash equivalents	$41,152	$1,711	$7,280	$—	$50,143
Accounts receivable, trade	—	43,216	1,216	(13,300)	31,132
Inventories	—	216,170	3,014	(1,419)	217,765
Deferred taxes and other current assets	843	72,287	5,481	(1,118)	77,493

Total current assets	41,995	333,384	16,991	(15,837)	376,533

Property, plant and equipment, net	—	204,159	3,118	—	207,277
Goodwill, net	—	272,161	1,809	—	273,970
Investment in consolidated subsidiaries	505,964	93,033	3,784	(602,781)	—
Deferred taxes and other assets	3,901	69,006	11,369	—	84,276

	$551,860	$971,743	$37,071	$(618,618)	$942,056

Liabilities and Shareholders’ Equity
Current liabilities
Floor plan payable	$—	$113,584	$614	$—	$114,198
Accounts payable	—	42,513	890	(300)	43,103
Accrued warranty obligations	—	48,635	669	—	49,304
Accrued volume rebates	—	45,117	1,035	(600)	45,552
Other current liabilities	2,484	87,485	1,245	(518)	90,696

Total current liabilities	2,484	337,334	4,453	(1,418)	342,853

Long-term liabilities
Long-term debt	200,000	22,701	2,933	—	225,634
Deferred portion of purchase price	—	39,157	—	—	39,157
Other long-term liabilities	—	37,364	239	—	37,603

	200,000	99,222	3,172	—	302,394

Intercompany balances	51,253	283,028	1,445	(335,726)	—
Redeemable convertible preferred stock, no par value, 5,000 shares authorized, none issued	—	—	—	—	—
Shareholders’ equity
Common stock	47,357	260	13	(273)	47,357
Capital in excess of par value	33,116	244,155	27,457	(271,612)	33,116
Retained earnings	217,650	7,744	1,845	(9,589)	217,650
Accumulated other comprehensive income	—	—	(1,314)	—	(1,314)

Total shareholders’ equity	298,123	252,159	28,001	(281,474)	296,809

	$551,860	$971,743	$37,071	$(618,618)	$942,056

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CHAMPION ENTERPRISES, INC.

CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JANUARY 1, 2000

		Guarantor	Non-guarantor	Consolidating
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Net sales	$—	$2,818,381	$37,257	$(291,000)	$2,564,638
Cost of sales	—	2,421,190	30,278	(286,600)	2,164,868

Gross margin	—	397,191	6,979	(4,400)	399,770
Selling, general and administrative expenses	—	284,809	7,379	—	292,188

Operating income (loss)	—	112,382	(400)	(4,400)	107,582
Interest income	10,213	3,313	294	(10,990)	2,830
Interest expense	(10,213)	(28,866)	(281)	10,990	(28,370)

Income (loss) before income taxes	—	86,829	(387)	(4,400)	82,042
Income tax expense	—	31,800	200	—	32,000

Income (loss) before equity in income (loss) of consolidated subsidiaries	—	55,029	(587)	(4,400)	50,042
Equity in income (loss) of consolidated subsidiaries	54,442	—	—	(54,442)	—

Net income (loss)	$54,442	$55,029	$(587)	$(58,842)	$50,042

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

CHAMPION ENTERPRISES, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED JANUARY 1, 2000

		Guarantor	Non-guarantor	Consolidating
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated

	(In thousands)
Net cash provided by (used for) operating activities	$2,634	$100,026	$(2,724)	$—	$99,936

Cash flows from investing activities
Acquisitions	—	(77,339)	(1,792)	—	(79,131)
Additions to property, plant and equipment	—	(49,857)	(533)	—	(50,390)
Investments in and advances to unconsolidated subsidiaries	—	—	(10,776)	—	(10,776)
Investments in and advances to consolidated subsidiaries	(60,724)	50,923	9,801	—	—
Proceeds from the disposal of property, plant and equipment	—	996	—	—	996

Net cash used for investing activities	(60,724)	(75,277)	(3,300)	—	(139,301)

Cash flows from financing activities
Increase (decrease) in floor plan payable, net	—	(46,626)	1,673	—	(44,953)
Increase in other long-term debt	—	12,207	33	—	12,240
Common stock repurchased	(22,520)	—	—	—	(22,520)
Common stock issued, net	4,433	—	—	—	4,433
Proceeds from senior notes	197,300	—	—	—	197,300
Decrease in long-term bank debt, net	(118,000)	—	—	—	(118,000)
Deferred financing costs	(1,116)	—	—	—	(1,116)
Tax benefit of stock options exercised	1,000	—	—	—	1,000

Net cash provided by (used for) financing activities	61,097	(34,419)	1,706	—	28,384

Net increase (decrease) in cash and cash equivalents	3,007	(9,670)	(4,318)	—	(10,981)
Cash and cash equivalents at beginning of period	7,714	9,007	7,107	—	23,828

Cash and cash equivalents at end of period	$10,721	$(663)	$2,789	$—	$12,847

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 16 — Quarterly Financial Information (Unaudited)

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Total

	(Dollars in thousands, except per share amounts)
2001
Net sales
Manufacturing	$260,510	$351,199	$362,005	$322,601	$1,296,315
Retail	108,402	129,403	119,637	95,468	452,910
Less: intercompany	(42,600)	(52,400)	(54,000)	(52,000)	(201,000)
Total net sales	326,312	428,202	427,642	366,069	1,548,225
Cost of sales	281,504	351,791	350,175	299,746	1,283,216
Gross margin	44,808	76,411	77,467	66,323	265,009
Selling, general and administrative expenses	79,563	68,839	67,461	67,810	283,673
Operating income (loss)	(34,755)	7,572	10,006	(1,487)	(18,664)
Interest expense, net	6,428	5,782	5,190	5,224	22,624
Pretax income (loss)	(41,183)	1,790	4,816	(6,711)	(41,288)
Net income (loss)	(26,083)	490	2,516	(4,811)	(27,888)
Basic earnings (loss) per share	(0.55)	0.01	0.05	(0.10)	(0.59)
Diluted earnings (loss) per share	$(0.55)	$0.01	$0.05	$(0.10)	$(0.59)
Homes sold
Wholesale	8,210	10,918	10,941	9,482	39,551
Retail — new	1,824	2,183	1,990	1,581	7,578
Retail — pre-owned	513	529	461	394	1,897
Wholesale multi-section mix	76%	76%	77%	80%	77%
Locations at period end
Manufacturing facilities	51	49	49	49	49
Sales centers	230	230	229	218	218

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	Total

	(Dollars in thousands, except per share amounts)
2000
Net sales
Manufacturing	$435,802	$439,277	$378,449	$310,498	$1,564,026
Retail	167,507	166,934	148,619	123,648	606,708
Less: intercompany	(68,000)	(73,000)	(61,000)	(47,000)	(249,000)
Total net sales	535,309	533,211	466,068	387,146	1,921,734
Cost of sales	451,338	447,791	390,359	330,415	1,619,903
Gross margin	83,971	85,420	75,709	56,731	301,831
Selling, general and administrative expenses	74,801	73,254	75,420	81,811	305,286
Goodwill impairment charges	—	—	—	(189,700)	(189,700)
Operating income (loss)	9,170	12,166	289	(214,780)	(193,155)
Interest expense, net	6,969	6,844	6,762	6,602	27,177
Pretax income (loss)	2,201	5,322	(6,473)	(221,382)	(220,332)
Net income (loss)	1,301	2,822	(3,973)	(147,482)	(147,332)
Basic earnings (loss) per share	0.03	0.06	(0.08)	(3.12)	(3.12)
Diluted earnings (loss) per share	$0.03	$0.06	$(0.08)	$(3.12)	$(3.12)
Homes sold
Wholesale	15,351	14,961	12,393	9,737	52,442
Retail — new	3,315	3,176	2,776	2,216	11,483
Retail — pre-owned	906	713	650	594	2,863
Wholesale multi-section mix	66%	69%	73%	77%	71%
Locations at period end
Manufacturing facilities	59	57	55	53	53
Sales centers	285	291	270	260	260

      In the fourth quarter of 2000, the Company recorded goodwill impairment charges of $189.7 million ($127.8 million after tax or $2.70 per diluted share).

      In connection with the 1999 bankruptcy of the Company’s former largest independent retailer, the Company recorded losses totaling $5.0 million in cost of sales in the second quarter of 2000.

      Per share amounts are based on the weighted average shares outstanding for each period. Quarterly amounts may not add to annual amounts due to changes in shares outstanding.

NOTE 17 — Supplemental Earnings Information

     As discussed in Note 1, we adopted SFAS No. 142 in January 2002, which resulted in the cessation of the amortization of goodwill commencing on the first day of our fiscal year 2002. Pursuant to SFAS No. 142, goodwill is no longer amortized but will be reviewed annually (or more frequently if impairment indicators arise) for impairment. For comparative purposes, the following reconciliation summarizes the Company’s net income (loss) and earnings (loss) per share adjusted to exclude goodwill amortization expense, net of tax, for the fiscal years ended December 29, 2001, December 30, 2000 and January 1, 2000:

	2001	2000	1999

	(In thousands, except per share amounts)
Reported net income (loss)	$(27,888)	$(147,332)	$50,042
Plus: Goodwill amortization (net of taxes of $2,800; $3,600 and $3,500 for the years ended December 29, 2001, December 30, 2000 and January 1, 2000, respectively)	8,861	10,110	10,165

Adjusted net income (loss)	$(19,027)	$(137,222)	$60,207

Basic earnings (loss) per share as reported	$(0.59)	$(3.12)	$1.04
Goodwill amortization	0.18	0.22	0.21

Adjusted basic earnings (loss) per share	$(0.41)	$(2.90)	$1.25

Diluted earnings (loss) per share as reported	$(0.59)	$(3.12)	$1.02
Goodwill amortization	0.18	0.22	0.21

Adjusted diluted earnings (loss) per share	$(0.41)	$(2.90)	$1.23